UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 8, 2008

Administaff, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Item 7.01 Regulation FD Disclosure.

On May 8, 2008, Administaff will host a meeting for financial analysts and investors, which will be made available to the public. Administaff’s Analyst & Investor Day event will begin at 8:15 a.m. (CST) on May 8, 2008, and a live webcast may be accessed on the Company’s Web site at http://www.administaff.com/investor_relations.  On the morning of May 8, 2008, the prepared presentation materials will also be made available for viewing on the Company’s website at http://www.administaff.com/investor_relations. A replay of the webcast will be available on the Company’s Web site for 60 days following the presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADMINISTAFF, INC.

By:	/s/ Daniel D. Herink
Daniel D. Herink
Senior Vice President of Legal, General Counsel and Secretary

Date: May 8, 2008